ARMOUR RESIDENTIAL REIT, INC. FOURTH QUARTER 2020
WEBCAST SCHEDULED FOR FEBRUARY 18, 2021

VERO BEACH, Florida — February 16, 2021 — ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR-PRC) (“ARMOUR” or the “Company”) announced today that it will provide an online, real‑time webcast of its conference call with equity analysts covering fourth quarter 2020 operating results on Thursday, February 18, 2021. The Company will issue its fourth quarter 2020 earnings release after the close of trading on Wednesday, February 17, 2021.

The live broadcast will be available at https://www.webcaster4.com/Webcast/Page/896/39498 on February 18, 2021, beginning at 8:30 a.m. (Eastern Time). The online replay will be available on the Company’s website www.armourreit.com and continue for one year.

About ARMOUR Residential REIT, Inc.
ARMOUR invests exclusively in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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